UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

GAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road
Louisville, Colorado		80027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2025 (the “Closing Date”), Gaia, Inc., a Colorado corporation (the “Company”), entered into a Second Amendment to the Credit and Security Agreement (the “Amendment”) among the Company, the subsidiary guarantors party thereto, and KeyBank National Association (the “Lender”), which amends that certain Credit and Security Agreement, dated as of August 25, 2022 (as amended prior to the Closing Date, the “Existing Agreement”), among the Company, the subsidiary guarantors from time to time party thereto, and the Lender, which Existing Agreement provides for a revolving credit facility in an aggregate principal amount of up to $10 million (the “Existing Revolving Credit Facility”).

The Amendment amended the Existing Agreement to, among other things, (i) refinance and extend the Existing Revolving Credit Facility with a revolving credit facility in an aggregate principal amount of up to $10 million (which may be increased up to $15 million) that matures on August 25, 2028, the loan proceeds of which may be used for working capital, general corporate purposes, and permitted acquisitions, (ii) modify the interest rate applicable to revolving loan advances to 1.75% per annum for advances that are SOFR loans and 0.75% per annum for advances that are base rate loans and eliminate the 0.10% per annum SOFR index adjustment, and (iii) provide for a maximum leverage ratio of 2.00 to 1.00 for each computation period.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit and Security Agreement, dated as of July 29, 2025, among Gaia, Inc., the subsidiary guarantors party thereto, and KeyBank National Association.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

Date:	July 30, 2025	By:	/s/ Ned Preston
Ned Preston, Chief Financial Officer